UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2021

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RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38407 (Commission File Number)	82-2408531 (I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431
(Address of principal executive offices)

561-757-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 8.01 Other Events.

On February 16, 2021, Red Violet, Inc. (the “Company”) entered into a Separation Agreement (the "Agreement") with Michael Brauser (“Brauser,” and together with the Company, the “Parties”).

Pursuant to the Agreement, the Parties have agreed that the Services Agreement between the Parties, expiring on August 6, 2021 (“Expiration Date”), will not be renewed, but will continue in force and effect until the Expiration Date and that Brauser will not take any actions on behalf of the Company, including pursuant to the Services Agreement, unless specifically requested in writing by the Company. Pursuant to the Agreement, Brauser also agreed (i) to certain non-solicitation obligations contained therein, (ii) that he and his affiliates will not disparage or assist or cooperate with any person or entity seeking to publicly disparage or economically harm the Company, and (iii) that Brauser and his affiliates will not initiate any lawsuit, claim, or proceeding with respect to any claims against the Company, except (with designated exceptions) for any legal proceeding initiated solely to remedy a breach of or to enforce the Agreement.

With respect to each annual or special meeting of the Company's stockholders until the Expiration Date of the Agreement, Brauser has agreed to vote the shares of the Company's common stock or any other securities entitled to vote then held by him or his affiliates in accordance with the Board's recommendations on director proposals, provided there is a change in no more than 25% of the current directors (not including changes resulting from a director's death or resignation), and the ratification of the appointment of the Company’s independent registered public accounting firm.

The Company agreed (i) that the remaining unvested 166,666 Restricted Stock Units previously granted to Brauser in accordance with the 2018 RSU Agreement will continue to vest on July 1, 2021, in accordance with and subject to all other provisions and conditions of such grant, (ii) to amend the 2020 RSU Agreement, previously granting Brauser 30,000 Restricted Stock Units such that the 30,000 Restricted Stock Units will continue to vest 33-1/3% on November 1, 2021, 66-2/3% on November 1, 2022, and 100% on November 1, 2023, without certain Company performance criteria, subject to all other provisions and conditions of such grant, (iii) to include shares of the Company's common stock held by Brauser or his affiliates in any registration statement the Company files for the benefit of selling stockholders at any time when Brauser or his affiliates beneficially own 10% or more of the Company's common stock, and (iv) to not initiate any lawsuit, claim, or proceeding with respect to any claims against Brauser and his affiliates, except (with designated exceptions) for any legal proceeding initiated solely to remedy a breach of or to enforce the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Separation Agreement between Red Violet, Inc. and Michael Brauser.

104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: February 17, 2021	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)